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                                   EXHIBIT 11
                           CONTROL DATA SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                             ----------------------------  ----------------------------
                                                             JULY 2, 1994   JULY 3, 1993   JULY 2, 1994   JULY 3, 1993
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
Net earnings applicable to common shares:
  Net earnings.............................................  $         683  $       4,317  $       2,042  $       5,655
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                                                             -------------  -------------  -------------  -------------
Primary:
  Shares for common and common share equivalent earnings
   per share (1):
    Weighted average number of common shares outstanding...     13,720,058     12,869,873     13,734,123     12,728,767
    Dilutive effect of outstanding stock options and
     warrants..............................................        183,784        420,487        127,683        570,731
                                                             -------------  -------------  -------------  -------------
                                                                13,903,842     13,290,360     13,861,806     13,299,498
                                                             -------------  -------------  -------------  -------------
                                                             -------------  -------------  -------------  -------------
Net earnings per common share and common share
 equivalents...............................................  $        0.05  $        0.32  $        0.15  $        0.43
                                                             -------------  -------------  -------------  -------------
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Fully Diluted:
  Shares for common and common share equivalent earnings
   per share (2):
    Weighted average number of common shares outstanding...     13,720,058     12,869,873     13,734,123     12,728,767
    Dilutive effect of outstanding stock options and
     warrants..............................................        183,784        420,487        127,683        642,964
                                                             -------------  -------------  -------------  -------------
                                                                13,903,842     13,290,360     13,861,806     13,371,731
                                                             -------------  -------------  -------------  -------------
                                                             -------------  -------------  -------------  -------------
Net earnings per common share and common share
 equivalents...............................................  $        0.05  $        0.32  $        0.15  $        0.42
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(1)  Outstanding  stock  options, warrants  and  shares issuable  under employee stock purchase  plans are  converted  to common  share equivalents  by  the treasury  stock  method using  the average  market  price of  the Company's shares during each period.

(2) Outstanding stock options, warrants and shares issuable under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the Company's shares during each period.
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